Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2010 relating to the consolidated financial statements, which appears in Yayi International Inc.’s Annual Report on Form 10-K for the year ended October 31, 2009.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

June 21, 2010